November 17, 1995


Board of Directors
Penril DataComm Networks, Inc.
1300 Quince Orchard Boulevard
Gaithersburg, Maryland  20878

Re:  Registration Statement on Form S-3

Gentlemen:

It is our understanding that Penril DataComm Networks, Inc., a Delaware corporation ("Company"), intends to file with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 ("Registration Statement"), which Registration Statement relates to 1,465,000 shares of common stock, par value $.01 per share, of the Company (the "Shares"), of which 636,000 are owned by Pequot Partners Fund, L.P., 260,000 are owned by Pequot Endowment Fund, L.P., and 569,000 are owned by Pequot International Fund, Inc.

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all such records of the Company, all such agreements, certificates of officers of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary as a basis for the opinion expressed in this letter.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to facts material to the opinions expressed in this letter, we have relied on statements and certificates of officers of the Company and of state authorities.

We have investigated such questions of law for the purpose of rendering the opinions in this letter as we have deemed necessary. We express no opinion in this letter concerning any law other than the Delaware General Corporation Law.

On the basis of the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,


                                   \s\Benesch, Friedlander,Coplan
                                        & Arnoff
                                   ------------------------------
                                   BENESCH, FRIEDLANDER,
                                   COPLAN & ARONOFF